    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 2004

                                                           REGISTRATION NO. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                     AFFORDABLE RESIDENTIAL COMMUNITIES INC.
      (Exact name of registrant as specified in its governing instruments)

            MARYLAND                                      84-1477939
 (State or other jurisdiction of                       Identification No.)
 incorporation or organization)

                                 --------------

                           600 GRANT STREET, SUITE 900
                             DENVER, COLORADO 80203
                    (Address of principal executive offices)

       AFFORDABLE RESIDENTIAL COMMUNITIES INC. 2003 EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                                 --------------

                                SCOTT D. JACKSON
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                           600 GRANT STREET, SUITE 900
                             DENVER, COLORADO 80203
                                 (303) 383-7500
                           (303) 294-9621 (FACSIMILE)
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                                 --------------

                                   Copies To:

                            FRED B. WHITE, III, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                            NEW YORK, NEW YORK 10036
                                 (212) 735-3000

                                 --------------


                         CALCULATION OF REGISTRATION FEE

============================================ ================== ================== ================== ================
                                                                 PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
         TITLE OF EACH CLASS OF                 AMOUNT TO BE      OFFERING PRICE        AGGREGATE       REGISTRATION
      SECURITIES TO BE REGISTERED               REGISTERED (1)       PER SHARE       OFFERING PRICE          FEE
-------------------------------------------- ------------------ ------------------ ------------------ ----------------
Common stock, par value $0.01 per share (2)       1,992,387         $19.03 (3)       $37,915,124.61       $4,803.85
-------------------------------------------- ------------------ ------------------ ------------------ ----------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the plans by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.
(2) Represents the maximum number of shares of common stock issuable under the 2003 Equity Incentive Plan.
(3) Computed in accordance with Rule 457(h) under the Securities Act by averaging the high and low sales prices of ARC common stock as reported by the NYSE on February 13, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates the following documents in this Registration Statement by reference:

     (1) The Registrant's Registration Statement on Form S-11, as amended (File No. 333-109816) originally filed on October 20, 2003 under the Securities Act of 1933, as amended; and

     (2) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on February 9, 2004.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's charter contains a provision permitted under Maryland General Corporation Law giving it the power to eliminate each director's and officer's personal liability for monetary damages.

     The Registrant's bylaws provide that the Company will indemnify any person who is or was a director or officer of the Registrant to the fullest extent provided by Maryland law. The indemnification provisions contained in the Registrant's bylaws are not exclusive of any other rights to which a person may be entitled under any bylaw, regulation, insurance, agreement or otherwise.

     In addition, the Registrant's directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of Affordable Residential Communities LP, the partnership of which the Registrant is the sole general partner.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

   EXHIBIT
     NO.                           DESCRIPTION
     ---                           -----------

    4.1    Form of Articles of Amendment and Restatement of
           Affordable Residential Communities Inc.*

    4.2    Form of Amended and Restated Bylaws of
           Affordable Residential Communities Inc.*

    4.3    Affordable Residential Communities Inc. 2003 Equity Incentive Plan.*

    5.1    Opinion of Venable LLP.

   23.1    Consent of PricewaterhouseCoopers LLP.

   23.2    Consent of Venable LLP (included in Exhibit 5.1).

   24.1    Power of Attorney (included on signature page).


* Incorporated by reference to the Company's Registration Statement on Form S-11, as amended (Registration No. 333-109816), filed with the SEC.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 12, 2004.

                                         AFFORDABLE RESIDENTIAL COMMUNITIES INC.


                                         By: /s/ Scott D. Jackson
                                             -----------------------------------
                                             Name:  Scott D. Jackson
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott D. Jackson and John G. Sprengle, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 12th day of February, 2004.


           SIGNATURE            TITLE
           ---------            -----
/s/ Scott D. Jackson        Chairman, President and Chief Executive Officer
-------------------------   (Principal Executive Officer)
Scott D. Jackson

/s/ John G. Sprengle        Vice Chairman of the Board,
-------------------------   Executive Vice President and Chief Financial Officer
John G. Sprengle            (Principal Financial Officer)


/s/ Todd M. Abbrecht        Director
-------------------------
Todd M. Abbrecht

                            Director
-------------------------
Michael Greene

/s/ Randall A. Hack         Director
-------------------------
Randall A. Hack

/s/  Thomas A. Hagerty      Director
-------------------------
Thomas A. Hagerty

                            Director
-------------------------
Eugene Mercy, Jr.

                            Director
-------------------------
Charles Santos-Buch

/s/  Scott A. Schoen        Director
-------------------------
Scott A. Schoen

/s/ Lawrence E. Kreider     Executive Vice President and Finance, Accounting and
-------------------------   Chief Information Officer
Lawrence E. Kreider         (Principal Accounting Officer)

                                  EXHIBIT INDEX

EXHIBIT
  NO.                       DESCRIPTION
  ---                       -----------


  4.1     Form of Articles of Amendment and Restatement of
          Affordable Residential Communities Inc.*

  4.2     Form of Amended and Restated Bylaws of
          Affordable Residential Communities Inc.*

  4.3     Affordable Residential Communities Inc. 2003 Equity Incentive Plan.*

  5.1     Opinion of Venable LLP.

 23.1     Consent of PricewaterhouseCoopers LLP.

 23.2     Consent of Venable LLP (included in Exhibit 5.1).

 24.1     Power of Attorney (included on signature page).

* Incorporated by reference to the Company's Registration Statement on Form S-11, as amended (Registration No. 333-109816), filed with the SEC.